Exhibit 99.1

Press Release

CONTACT:	Tricia Haugeto
(303) 386-1193
thaugeto@arraybiopharma.com

ARRAY BIOPHARMA ENTERS INTO EQUITY DISTRIBUTION AGREEMENT

Boulder, Colo., (September 18, 2009) - Array BioPharma Inc. (Nasdaq: ARRY) today announced it had entered into an Equity Distribution Agreement with Piper Jaffray & Co. The Equity Distribution Agreement provides that the Company may offer and sell shares of its common stock, par value $0.001 per share, having an aggregate offering price of up to $25,000,000 from time to time through Piper Jaffray, as sales agent.

Array intends to use the net proceeds of this offering to make payments of interest under its outstanding $120 million credit facility with Deerfield Management and may use any additional proceeds to fund research and development efforts, including clinical trials, and for general corporate purposes, including working capital.

Any sales of the shares pursuant to the Equity Distribution Agreement will be made by means of ordinary brokers’ transactions on the NASDAQ Global Market at market prices. Additionally, under the terms of the Equity Distribution Agreement, we may also sell shares of our common stock through Piper Jaffray, as sales agent, on the NASDAQ Global Market or otherwise, at negotiated prices or at prices related to the prevailing market price. Under the terms of the Equity Distribution Agreement, Array may also sell shares to Piper Jaffray as principal for Piper Jaffray’s own account at a price agreed upon at the time of sale pursuant to a separate terms agreement to be entered into with Piper Jaffray at such time. Sale of shares are offered under the prospectus supplement dated September 18, 2009, which was filed pursuant to Array’s universal shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission.

A written prospectus may be obtained from the company at 3200 Walnut Street, Boulder, Colorado 80301, Attention: Investor Relations, or by calling 303-381-6600, or from Piper Jaffray & Co. at 800 Nicollet Mall, Suite 800, Minneapolis, MN 55402, or by telephone at (800) 747-3924.

About Array BioPharma

Array BioPharma Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of targeted small-molecule drugs to treat patients afflicted with cancer, inflammatory diseases, pain and metabolic diseases. Our proprietary drug development pipeline includes clinical candidates that are designed to regulate therapeutically important target proteins and are aimed at significant unmet medical needs. For more information on Array, please go to www.arraybiopharma.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our future plans for the use of the proceeds from the offering with Piper Jaffray. These statements involve significant risks and uncertainties, including those discussed in our most recent annual report filed on form 10-K, in our quarterly reports filed on Form 10-Q, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, our ability to continue to fund and successfully progress internal research and development efforts and to create effective, commercially viable drugs; our ability to effectively and timely conduct clinical trials in light of increasing costs and difficulties in locating appropriate trial sites and in enrolling patients who meet the criteria for certain clinical trials; risks associated with our dependence on third-party service providers to successfully conduct clinical trials within and outside the United States; our ability to achieve and maintain profitability and maintain sufficient cash resources; the extent to which the pharmaceutical and biotechnology industries are willing to in-license drug candidates for their product pipelines and to collaborate with and fund third parties on their drug discovery activities; our ability to out-license our proprietary candidates on favorable terms; risks associated with our dependence on our collaborators for the clinical development and commercialization of our out-licensed drug candidates; the ability of our collaborators and of Array BioPharma Inc. to meet objectives tied to milestones and royalties; our ability to attract and retain experienced scientists and management. We are providing this information as of September 18, 2009. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

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